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                                                                     EXHIBIT 5.1


                                 July 30, 1997



Unique Casual Restaurants, Inc.
One Corporate Place
55 Ferncroft Road
Danvers, Massachusetts  01923-4001


         Re:   Registration Statement on Form S-8
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Ladies and Gentlemen:

        This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 400,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Unique Casual Restaurants, Inc. (the "Company") which may be issued pursuant to the Unique Casual Restaurants, Inc. 1997 Stock Purchase Plan (the "Plan").

        We have acted as counsel to the Company in connection with the registration of the Shares under the Act. We have examined the Plan, the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company; such records of the corporate proceedings of the Company as we deemed material; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

        We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts and the general corporation laws of the State of Delaware.

        Based upon the foregoing, we are of the opinion that upon the issuance and delivery of the Shares, and the receipt of full consideration therefor, in accordance with the terms of the applicable Registration Statement on Form S-8 and the Plan, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

        The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

        We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and to the use of our name therein.



                                          Very truly yours,


                                          /s/ Goodwin, Procter & Hoar  LLP
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                                          GOODWIN, PROCTER & HOAR  LLP